UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2019

CTI INDUSTRIES CORPORATION

(Exact name of registrant as specified in its charter)

Illinois

(State or other jurisdiction of incorporation)

000-23115	36-2848943
(Commission File Number)	(IRS Employer Identification No.)

22160 N. Pepper Road Lake Barrington, Illinois	60010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 382-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (l7 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-1 2)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240. l 3c-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant's Certifying Accountant.

The Chairman of the Audit Committee of the Board of Directors (the “Audit Committee”) of CTI Industries Corporation (the “Company”) had a call with Plante & Moran PLLC (“PM”), the Company’s independent registered public accounting firm, on April 16, 2019. During this call, PM informed the Chairman that it would decline to stand for reappointment as the Company’s independent registered public accounting firm, with the effect that the client-auditor relationship between the Company and PM would cease immediately. The Audit Committee Chairman received a confirming letter from PM.

The audit reports of PM on the Company's consolidated financial statements as of and for the years ended December 31, 2018 and 2017 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report on the Company’s financial statements for the year ended December 31, 2018 contained a paragraph indicating that there was substantial doubt about the ability of the Company to continue as a going concern.

Except to the extent described below, in connection with the decision of PM not to stand for reappointment, during the Company’s two most recent years and the subsequent interim period through April 16, 2019, there were (i) no disagreements under Item 304(a)(1)(iv) of Regulation S-K between the Company and PM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to PM’s satisfaction, would have caused PM to make reference to the subject matter of such disagreement in connection with its report and (ii) no events of the types listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

A disagreement occurred with PM in connection with the Company’s preparation of its Form 10-K for the year ended December 31, 2018, which pertained to the Company’s assessment of certain deferred tax assets following its determination of a substantial doubt as to its ability to continue as a going concern related, in part, to a subsequent event. The disagreement was resolved between the Company and PM with no misstatements in the Company’s financial statements.

As disclosed in Item 9A of the Company's Annual Report on Form 10-K for the year ended December 31, 2018, management determined a material weakness in internal control over financial reporting related to the Company’s capabilities, processes, and controls for development of certain financial statement estimates as not sufficient to ensure that such estimates take into account all potential financial outcomes and their probabilities, are based on sufficient persuasive and objective evidence, and result in recognition of amounts that are appropriate and consistent with the requirements of U.S. GAAP. In particular, the Company determined review and monitoring controls with respect to the reporting of deferred tax assets and the related tax provision that were not designed or operating at a level of precision sufficient to ensure prevention of material misstatements. These deficiencies resulted in audit adjustments with respect to the consolidated financial statements for the period ended December 31, 2018 in the areas of investment impairment, inventory reserves, and deferred tax asset valuation allowances. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. Management determined that certain subsequent events were not properly captured in its deferred tax in its analysis of the items above, and further that these deficiencies constitute a material weakness that was not identified and remediated as of December 31, 2018. Based on this material weakness, management concluded that at December 31, 2018, internal control over financial reporting was not effective.

During the years ended December 31, 2018 and 2017 and the subsequent interim period through April 10, 2019, there were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K), except as discussed above.

The Audit Committee discussed the subject matter of the foregoing disagreement with PM, and the Company has authorized PM to respond fully to any inquiries of the successor independent registered public accounting firm, including with respect to the disagreement and material weakness discussed above.

The Company provided PM with a copy of the disclosures the Company is making in this Current Report on Form 8-K and requested that PM furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether PM agrees with the statements made by the Company regarding PM and, if not, stating the respects in which it does not agree. A copy of PM's letter dated April 19, 2019 is attached hereto as Exhibit 16.1.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

16.1 Letter from Plante & Moran, PLLC dated April 19, 2019

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CTI Industries Corporation has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the Village of Lake Barrington, Illinois, April 22, 2019.

CTI INDUSTRIES CORPORATION

By:	/s/ Jeffrey S. Hyland
Jeffrey S. Hyland, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from Plante & Moran, PLLC dated April 19, 2019